                            SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                              (AMENDMENT NO. _____)

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         |X|      Preliminary Information Statement

         |_|      Confidential, For Use of the Commission only (as permitted by

                  Rule 14c-5(d)(2))

         |_|      Definitive Information Statement

                         CITY CAPITAL CORPORATION

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                (Name of Registrant as Specified in Its Charter)

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                  and 0-11.

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CITY CAPITAL CORPORATION

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             NOTICE OF ACTION BY WRITTEN CONSENT OF THE SHAREHOLDERS

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DATE OF NOTICE.........................       _____________, 2006.

ITEMS OF CONSENT.......................       (1) Approval of the Company’s

withdrawal of its election to

be treated as a Business

Development Company pursuant to

Section 54(c) of the

Investment Company Act of 1940.

ACTION TAKEN AS OF.....................       A majority of the Company's

stockholders approved the above

action by written consent on

November 9, 2006.

___________________, 2006                     CITY CAPITAL CORPORATION

                                              On behalf of the Board of

Directors

                                              --------------------------

                                              Gary Borglund, President

                              INFORMATION STATEMENT

        PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

         Pursuant to the requirements of Section 14(c) of the Securities and

Exchange Act of 1934, as amended, and Section 78.2055 of the Nevada Revised Statutes, this Information Statement and Notice of Action by Written Consent of the Shareholders is being furnished by City Capital Corporation (the "COMPANY") to you and other holders of record of the common stock of the Company, as of the close of business on November 9, 2006, to provide information with respect to actions taken by written consent of the holders of a majority of the outstanding shares of the Company common stock. This Information Statement is expected to be mailed to shareholders on or about November ______, 2006. The written consent action adopted by holders of a majority of the outstanding shares of the Company's common stock approved a withdrawal of the Company’s prior election to be treated as a business development company (“BDC”) pursuant to Section 54(c) under the Investment Company Act of 1940 (hereinafter the “Act”).

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The Company's authorized capital stock consists of 235,000,000 shares of common stock, par value $0.001 per share, of which 17,859,175 shares were issued and outstanding as of November 9, 2006, and 15,000,000 shares of preferred stock, of which no shares were issued and outstanding as of November 9, 2006. Each share of common stock entitles the holder thereof to one vote on each matter that may come before a meeting of the shareholders. The Company does not have any other class or series of capital stock authorized or issued.

    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

                              OWNERS AND MANAGEMENT

The following table sets forth, as of November 9, 2006 the beneficial ownership of the Company's common stock (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding common stock, (ii) by each director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares. Unless otherwise indicated, each of the shareholders can be reached at the Company's principal executive offices located at 2535 Pilot Knob Road, Suite 118, Mendota Heights, Minnesota 55120.

Name and Address(1)	Number of Shares Beneficially Owned	Class	Percentage of Class
EPHREN TAYLOR HOLDINGS, LLC Ephren Taylor	6,731,364 0	common	37.69% 0.00%
Macenta Group LLC	1,202,000	common	6.73%
Gary Borglund	37,500	common	0.21%
Richard Overdorff	3,000	common	0.02%
Don McCarthy	0	common	0.00%
Phillip St. James	0	common	0.00%
Grant Dillard	1,823,334	common	10.21%
Elliott Morgan	1,000,000	common	5.60%
Shares of all directors and executive officers as a group (5 persons)	6,771,864	common	37.92%

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 (1)      Gives effect to the shares of Common Stock beneficially owned by the indicated shareholders on November 9, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange

 Commission (the "SEC") and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the tables have sole voting and sole investment control with respect to all shares beneficially owned. Percentage ownership is calculated based on

 17,859,175 shares of the Common Stock outstanding as of November 9,

 2006. All information is as of November 9, 2006, and is based upon information furnished by the persons listed, contained in filings made by them with the SEC or otherwise available to the Company.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

         The following table sets forth, as to the Chief Executive Officer, information concerning all compensation paid for services to the Company in all capacities for each of the three years ended December 31 indicated below. No other executive officer of the Company received total annual salary and bonus in excess of $100,000 for each of the three years ended September 30 indicated below.

Name and principal position (a)	Year (b)	Annual compensation			Long-term compensation
		Salary ($) (c)	Bonus ($) (d)	Other annual compen-sation ($) (e)	Awards		Payouts	All other compen- sation ($) (i)
					Restricted stock award(s) ($) (f)	Securities under- lying options/ SARs (#) (g)	LTIP payouts ($) (h)
Gary Borglund, President	2005 2004 2002	$85,169 (2) $55,069 (2) $9,800	- - -	- - -	- - -	- - -	- - -	- - -

COMPENSATION OF DIRECTORS.

At present, non-employee directors do not receive any cash compensation or award of options, warrants, or stock appreciation rights (SARs) for their service on the Board. The Board may in the future establish a policy for compensation of non-employee directors, which may include cash payments, option or stock grants and/or reimbursement of expenses.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS.

On October 1, 2004, the Company entered into a new employment agreement with Mr. Borglund.  Under the terms of this three-year contract, Mr. Borglund is to be paid $80,000 per year, subject to review by the Company’s Compensation Committee on an annual basis with regard to the possibility of an increase in base salary; provided, however, the base salary is not to be decreased.

At present, there are no compensatory plans or arrangements with respect to a named executive officer that would result in payments or installments in excess of $100,000 upon the resignation, retirement or other termination of such executive officer's employment with the Company or from a change-in-control.

APPROVAL OF WITHDRAWAL OF BDC ELECTION

         The Board approved a withdrawal (the “BDC WITHDRAWAL”) of the Company’s prior election to be treated as a business development company (“BDC”) pursuant to Section 54(c) under the Investment Company Act of 1940. The Board submitted the BDC Withdrawal to the shareholders for approval by written consent.

         Approval of the BDC Withdrawal required the affirmative vote of the majority of the outstanding shares of the common stock on the record date. As of November 9, 2006, holders of a majority of the Company's common stock, representing in excess of sixty-six percent (60%) thereof, had approved the BDC Withdrawal.

REASONS FOR THE BOARD’S APPROVAL OF THE BDC WITHDRAWAL.

         The Board believes that the proposed BDC Withdrawal is in the best interests of the Company and its shareholders and believes that it is advisable to authorize such action in connection with (i) possible future transactions such as financings, strategic alliances, corporate mergers and acquisitions, (ii) possible funding of new products, programs or businesses and (iii) other purposes not presently determinable and as may be deemed to be feasible and in the Company's best interests.

BACKGROUND

     The Company is a closed-end investment company, which elected on December 6, 2004 to be regulated as BDC as that term is defined in Section 54(c) of the Investment Company Act. As a BDC, the Company is subject to the Act, including certain provisions applicable only to BDC’s (the “BDC Provisions”), although it is excepted from certain provisions of the Act applicable to registered closed-end investment companies. BDC’s generally are provided greater flexibility with respect to management compensation, capital structure, transactions among affiliates and other matters than registered closed-end investment companies. Nevertheless, as a BDC, the Company remains subject to significant regulation of its activities, as described below under “Investment Company Act Provisions Applicable to BDC’s.”

     Historically, the Company intended to seek out investment securities as its core business, rather than operate businesses directly.  The Company has determined, however, that in the current environment it would be better served to focus its efforts on the operation of businesses rather than act as a passive investor.  In consideration of the planned future operations of the Company and its existing operations, the Board has evaluated and discussed the feasibility of the Company continuing as a BDC. The Board believes that given the changing nature of the Company’s business and investment focus from investing, reinvesting, owning, holding, or trading in investment securities toward that of an operating company. The focus will be on acquisitions of controlling investments in operating companies and assets dictates that the BDC format is no longer appropriate and will hinder the Company’s future growth. In addition, the Board believes that the best interests of the Company and its stockholders are served by eliminating the need to be regulated under the Act under these circumstances.

     In addition, the Company was notified by the Division of Investment Management of the Securities and Exchange Commission (the "Commission"), on August 22, 2005, that several aspects of the Form 1-E filing made by the Company on June 30, 2005, may be subject to regulatory review to determine compliance with various rules and regulations applicable to BDC’s. The Company has provided the Commission with certain requested information concerning the June 30, 2005 Form 1-E, but it is unclear whether or not the Commission will adhere to interpretations of applicable laws, rules and regulations adopted by the Company or whether or not the Commission will seek to curtail the Company’s operations as a BDC.  The Company is not cognizant of any violations of the Act.

The Company is aware that the filing of the application for withdrawal of its BDC election does not relieve the Company of responsibility for any previous violations of the Act.

      On November 2, 2006, the Board unanimously approved the proposal to authorize the Board to withdraw the Company’s election to be treated as a BDC as soon as practicable so that it may begin conducting business as an operating company rather than a BDC subject to the Act.

Following the approval by the stockholders of the proposal to permit the Company to withdraw its BDC election, the withdrawal will become effective upon receipt by the SEC of the Company’s application for withdrawal. It is anticipated that no more than twenty (20) days after the mailing by the Company of this Information Statement to shareholders that the Company will file the application for withdrawal of its BDC election. After the Company’s application for withdrawal of its BDC election is filed with the SEC, the Company will no longer be subject to the regulatory provisions of the Act applicable to BDC’s generally, including regulations related to insurance, custody, composition of its Board, affiliated transactions and any compensation arrangements.

The Company has undertaken several steps to meet the requirements for withdrawal of its election to be treated as a BDC, including: (i) preparing a plan of operations in contemplation of such a change to the status for the Company and (ii) consulting with outside counsel as to the requirements for withdrawing its election as a BDC and exemption or exclusion from being deemed an “investment company” under the Act. As of the date hereof, the Company believes that the Company meets the requirements for filing an application to withdraw its election to be treated as a BDC.

INVESTMENT COMPANY ACT PROVISIONS APPLICABLE TO BDC’s

     Generally, to be eligible to elect BDC status, a company must engage in the business of furnishing capital and offering significant managerial assistance to companies that do not have ready access to capital through conventional financial channels. More specifically, in order to qualify as a BDC, a company must (a) be a domestic company; (b) have registered a class of its securities or have filed a registration statement with the SEC pursuant to Section 12 of the Exchange Act; (c) operate for the purpose of investing in the securities of certain types of eligible portfolio companies, namely less seasoned or emerging companies and businesses suffering or just recovering from financial distress; (d) offer to extend significant managerial assistance to such eligible portfolio companies; and (e) file (or, under certain circumstances, intend to file) a proper notice of election with the SEC.

     The Investment Company Act of 1940 also imposes, among others, the following regulations on BDC’s:

- The issuance of senior equities and debt securities by a BDC is subject to certain limitations;

- The issuance of warrants and options by a BDC is subject to certain limitations;

- A BDC may not engage in certain transactions with affiliates without obtaining exemptive relief from the SEC;

- A BDC may not change the nature of its business or fundamental investment policies without the prior approval of the stockholders;

- A BDC must carry its investments at value if a public trading market exists for its portfolio securities or fair value if one does not, rather than at cost in its financial reports;

- The composition of a BDC’s Board is restricted (e.g., participation by investment bankers and certain other participants is limited). In addition, a majority of the Board must be independent members and certain activities by the Company must be approved by the independent members of the Board;

- There are prohibitions and restrictions on investing in certain types of companies, such as brokerage firms, insurance companies and other investment companies;

- There are limits on the types of assets that a BDC may acquire. A BDC may not acquire any asset other than “qualifying assets” unless, at the time the acquisition is made, such “qualifying assets” represent at least 70% of the value of the BDC’s total assets. “Qualifying Assets” generally include:

 (i) securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer is an eligible portfolio company.

 An eligible portfolio company is defined as any issuer that (a) is organized and has its principal place of business in the United States, (b) is not an investment company other than a small business investment company wholly-owned by the BDC, and (c) does not have any class of publicly-traded securities with respect to which a broker may extend credit; (ii) securities received in exchange for or distributed with respect to securities described above, or pursuant to the exercise of options, warrants or rights relating to such securities; and (iii) cash, cash items, Government securities, or high quality debt securities maturing in one year or less from the time of investment. A BDC may invest in the securities of public companies and other investments that are not “qualifying assets”, but such investments may not exceed 30% of the BDC’s total asset value at the time of such investment;

- A BDC generally may not issue common stock at a per share price less than the then-current net asset value of the common stock without the prior approval of stockholders, certain of which restrictions the Company may have violated; and

-

A BDC is restricted in its ability to repurchase its shares directly from stockholders.

     If the stockholders approve this proposal and the Board withdraws the Company’s election to be treated as a BDC, the Company would no longer be subject to regulation under the Act, which is designed to protect the interests of investors in investment companies. However, the Board would still be subject to customary principles of fiduciary duty with respect to the Company and its stockholders.

     As an operating company, the Company (i) would not be limited in the amount of excessive leverage that it could incur, (ii) would be permitted to issue restricted stock absent an order from the SEC, and (iii) would not be limited in the amounts or types of compensation that it could pay to executives.

      In addition, withdrawal of the Company’s election to be treated as a BDC will not affect the Company’s registration under Section 12(g) of the Exchange Act. Under the Exchange Act, the Company is required to file periodic reports on Form 10-K, Form 10-Q, Form 8-K, proxy statements and other reports required under the Exchange Act. Withdrawal of the Company’s election to be treated as a BDC is not expected to have any effect on the Company’s trading status on the OTC Bulletin Board.

REASONS FOR THE PROPOSED BDC WITHDRAWAL

     Given the investment focus, asset mix, business and operations of the Company as planned, the Board believes that it is prudent for the Company to withdraw its election as a BDC as soon as practicable to eliminate many of the regulatory, financial reporting and other requirements and restrictions imposed by the Act discussed above. For example:

- Issuance of securities other than common stock. BDC’s are limited or restricted as to the type of securities other than common stock which they may issue. The issuance of convertible securities and rights to acquire shares of common stock (e.g., warrants and options) is restricted primarily because of the statutory interest in facilitating computation of the Company’s net asset value per share. In addition, issuances of senior debt and senior equity securities require that certain “asset coverage” tests and other criteria be satisfied on a continuing basis. This significantly affects the use of these types of securities because asset coverage continuously changes by variations in market prices of the Company's investment securities. Operating companies, including holding companies operating through subsidiaries, benefit from having maximum flexibility to raise capital through various financing structures and means.

- The Company previously issued shares of preferred stock and convertible debentures which may be deemed to be “senior securities” as defined under the Act.  One of the reasons for the Company’s desire to withdraw as a BDC is to permit these shares of preferred stock and convertible debentures to continue to be part of the Company’s capitalization, as would be permitted for a non-BDC company.

- Related Party Transactions. The Act significantly restricts among other things (a) transactions involving transfers of property in either direction between the Company and most affiliated persons of the Company (or the affiliated persons of such affiliated persons) and (b) transactions between the Company and such affiliated persons (or the affiliated persons of such affiliated persons) participating jointly on the one hand and third parties on the other. To overcome these investment company restrictions, which are somewhat relaxed as applied to BDC’s, requires SEC approval, which is often a time-consuming and expensive procedure, regardless of the intrinsic fairness of such transactions or the approval thereof by disinterested directors of the Company. The Company believes situations may arise in which a corporation’s best interests are served by such transactions. The Board believes that stockholders are adequately protected by the fiduciary obligations imposed on the Company’s directors under state corporate law, which generally requires that the disinterested members of the Board determine fairness to the Company of an interested-party transaction (provided full disclosure of all material facts regarding the transaction and the interested party’s relationship with the Company is made), and SEC disclosure rules, which require the Company to include specified disclosure regarding transactions with related parties in its SEC filings.

- Business Focus. The nature of the Company’s business is changing from a business that intended to be in the business of investing, reinvesting, owning, holding, or trading in investment securities toward that of an operating company whose focus is on acquiring controlling interests in companies. The Board believes that BDC status and regulation would be inappropriate for such activities.

- Issuance of Common Stock. By virtue of its BDC election, the Company may not issue new shares of common stock at a per share price less than the then net asset value per share of outstanding Common Stock without prior stockholder approval. Conceivably, the market prices for “BDC” stock could be lower than net asset value, making it much more difficult for the BDC to raise equity capital. While this restriction provides stockholders of an investment company with appropriate and meaningful protection against dilution of their indirect investment interest in portfolio securities, the Company’s Board believes that this would essentially be irrelevant to the interests of investors in an operating company, who look to its consolidated earnings stream and cash flow from operations for investment value

- Compensation of Executives. The Act limits the extent to which and the circumstances under which executives of a BDC may be paid compensation other than in the form of salary payable in cash. For example, the issuance of restricted stock is generally prohibited. However, the Board believes that by achieving greater flexibility in the structuring of employee compensation packages, the Company will be able to attract and retain additional talented and qualified personnel and to more fairly reward and more effectively motivate its personnel in accordance with industry practice.

- Eligible Investments. As a BDC, the Company may not acquire any asset other than “Qualifying Assets” unless, at the time the acquisition is made, Qualifying Assets represent at least 70% of the value of the total assets (the “70% test”). Because of the limitations on the type of investments the Company may make, as well as the Company’s total asset composition, the Company may be foreclosed from participating in prudent investment opportunities and otherwise lack diversification.

     Moreover, the Company must incur significant general and administrative costs in order to comply with the regulations imposed by the Act. Management devotes considerable time to issues relating to compliance with the Act and the Company incurs legal and accounting fees with respect to such matters. The costs of this regulation are borne by, and the protections of this regulation are for the benefit of, the stockholders of the Company. The Board believes that resources now being expended on the Act compliance matters could be utilized more productively if devoted to the operation of the Company’s business. The Board has determined that the costs of compliance with the Act are substantial, especially when compared to the Company’s relative size and net income, and that it would, therefore be in the financial interests of the stockholders for the Company to cease to be regulated under the Act altogether.

     The Board believes that the above reasons, among others, indicate that the restrictions of the Act would have the effect of dampening market interest in the Company and hindering its financial growth in the future. The Board has determined that the most efficacious way to reduce these costs, improve profitability, and eliminate the competitive disadvantages the Company experiences due to compliance with the many requirements and restrictions associated with operating as a BDC under the Act would be to withdraw the Company’s election to be treated as a BDC.

EFFECT OF WITHDRAWAL OF BDC ELECTION ON THE COMPANY’S FINANCIAL STATEMENTS

     In the event that the Board withdraws the Company’s election to be treated as a BDC and it thereby becomes an operating company, the Company will no longer comply with the provisions of the Act; however, the Company will be in compliance with the regulations governing an operating company.  The fundamental nature of the Company’s business will change from that of investing in a portfolio of securities, with the goal of achieving gains on appreciation and dividend income, to that of being actively engaged in the ownership and management of operating businesses, with the goal of generating income from the operations of those businesses.

     The election to withdraw the Company as a BDC under the Act will result in a significant change in the Company’s method of accounting. BDC financial statement presentation and accounting utilize the value method of accounting used by investment companies, which allows BDC’s to recognize income and value their investments at market value as opposed to historical cost. As an operating company, the required financial statement presentation and accounting for securities held will be either fair value or historical cost methods of accounting, depending on the classification of the investment and the Company’s intent with respect to the period of time it intends to hold the investment. Change in the Company’s method of accounting could reduce the market value of its investments in privately held companies by eliminating the Company’s ability to report an increase in value of it holdings as they occur. Also, as an operating company, the Company would have to consolidate its financial statements with subsidiaries, thus eliminating the portfolio company reporting benefits available to BDC’s.

     The Company does not believe that the withdrawal of its election to be treated as a BDC will have any impact on its federal income tax status, since it has never elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code. (Electing for treatment as a regulated investment company under Subchapter M generally allows a qualified investment company to avoid paying corporate level federal income tax on income it distributes to its stockholders.) Instead, the Company has always been subject to corporate level federal income tax on its income (without regard to any distributions it makes to its stockholders) as a “regular” corporation under Subchapter C of the Code. There will be no change in its federal income tax status as a result of its becoming an operating company.

If the SEC rejects the Company’s application for withdrawal of its BDC election, the Company will consult with the SEC and examine the reason or reasons the application was rejected, correct those issues and with the SEC’s approval, then reapply.

LOSS TO SHAREHOLDERS OF INVESTMENT COMPANY ACT PROTECTIONS

     Upon the Company's withdrawal of its election to be treated as a BDC, the Company would no longer be subject to regulation under the Investment Company Act, which is designed to protect the interests of investors in investment companies.  Specifically, our stockholders would no longer have the following protections of the Investment Company Act:

·     An asset coverage ratio that is designed to protect stockholders' value by preserving the stockholders’ interest in the Company’s assets. Section 61 of the 1940 Act requires that a BDC maintain a ratio of assets to senior securities of at least 200%.

·     Inability to change the nature of our business so as to cease to be, or withdraw our election as, a BDC unless authorized by vote of a "majority of the outstanding voting securities," as defined in the 1940 Act.

·     Prohibition from protecting any director or officer against any liability to the Company or our stockholders arising from willful malfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

·     Requirement to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement.

·     A majority of our directors must be persons who are not interested persons, as that term is defined in Section 56 of the 1940 Act.

·     Loss of certain protections set forth in Section 57 of the 1940 Act, which requires, in part, the following:

a. Transactions involving controlling or closely affiliated persons. It shall be unlawful for any person who is related to a business development company in a manner described in subsection (b) of this section, acting as principal (1) knowingly to sell any security or other property to such business development company or to any company controlled by such business development company, unless such sale involves solely (A) securities of which the buyer is the issuer, or (B) securities of which the seller is the issuer and which are part of a general offering to the holders of a class of its securities;  (2)  knowingly to purchase from such business  development company or from any company controlled by such business development company, any security or other  property  (except  securities of which the seller is the issuer); (3) knowingly to borrow money or other  property from such business development company or from any company controlled by such business  development  company (unless the borrower is controlled by the lender), except as permitted in section 21(b) [15 USCS ss. 80a-21(b)] or section 62 [15 USCS ss. 80a-61]; or (4) knowingly to effect any transaction in which such business development company or a company controlled by such business development company is a joint or a joint and several participant with such person in contravention  of such rules and regulations as the Commission may prescribe for the purpose of limiting or preventing participation by such business development company or controlled company on a basis less advantageous than that of such person, except that nothing contained in this paragraph shall be deemed to preclude any person from acting as manager of any underwriting syndicate or other group in which such business development company or controlled company is a participant and receiving compensation therefor.

      b. Controlling or closely affiliated persons.  The provisions of subsection (a) of this section shall apply to the following persons: (1) Any director, officer, employee, or member of an advisory board of a business development company or any person (other than the business development company itself) who is, within the meaning of section 2(a)(3)(C) of this title [15 USCS ss. 80a- 2(a)(3)(C)], an affiliated person of any such person specified in this paragraph, (2) Any investment adviser or promoter of, general partner in, principal underwriter for, or person directly or indirectly either controlling, controlled by, or under common control with, a business development company (except the business development company itself and (3) any person who, if it were not  directly or indirectly controlled by the business development company, would not be directly or indirectly under the control of a person who controls the business development company), or any person who is, within the meaning of section 2(a)(3)(C) or (D) [15 USCS ss. 80a-2(a)(3)(C) or (D)], an affiliated person of any such person specified in this paragraph.

      c. Exemption orders. Notwithstanding paragraphs (1), (2), and (3) of subsection (a), any person may file with the Commission an application for an order exempting a proposed transaction of the applicant from one or more provisions of such paragraphs.  The Commission shall grant such application and issue such order of exemption if evidence establishes that (1) the terms of the proposed transaction, including the consideration to be paid or received, are reasonable and fair and do not involve overreaching of the business development company or its shareholders or partners on the part of any person concerned; (2) the proposed transaction is consistent with the policy of the business development company as recited in the filings made by such company with the Commission under the Securities Act of 1933, its registration statement and reports filed under the Securities Exchange Act of 1934, and its reports to shareholders or partners; and (3) the proposed transaction is consistent with the general purposes of this title.

d. Transactions involving non-controlling shareholders or affiliated persons.  It shall be unlawful for any person who is related to a business development company in the manner described in subsection (e) of this section and who is not subject to the prohibitions of subsection (a) of this section, acting as principal- (1) knowingly to sell any security or other property to such business development company or to any company controlled by such business development company, unless such sale involves solely (A) securities of which the buyer is the issuer, or (B) securities of which the seller is the issuer and which are part of a general offering to the holders of a class of its securities; (2) knowingly to purchase from such business development company or from any company controlled by such business development company, any security or other property (except securities of which the seller is the issuer); (3)  knowingly to borrow money or other property from such business development company or from any company controlled by such business development company (unless the borrower is controlled by the lender), except as permitted in section 21(b) [15 USCS ss.80a-21(b)]; or (4) knowingly to effect any transaction in which such business development company or a company controlled by such business development company is a joint or a joint and several participant with such affiliated person in contravention  of such rules and regulations as the Commission may prescribe for the purpose of limiting or preventing participation by such business development company or controlled company on a basis less advantageous than that of such affiliated person, except that nothing contained in this paragraph shall be deemed to preclude any person from acting as manager of any underwriting syndicate or other group in which such business  development company or controlled company is a participant and receiving compensation therefor.

e. Non-controlling shareholders or affiliated persons; executive officer.

The provisions of subsection (d) of this section shall apply to the following persons: (1) Any person (A) who is, within the meaning of section 2(a)(3)(A)[15 USCS ss.80a-2(a)(3)(A)], an affiliated person of a business development company, (B) who is an executive officer or a director of, or general partner in, any such affiliated person, or (C) who directly or indirectly either controls, is controlled by, or is under common control with, such affiliated person. (2) Any person who is an affiliated person of a director, officer, employee, investment adviser, member of an advisory board or promoter of, principal underwriter for, general partner in, or an affiliated person of any person directly or indirectly either controlling or under common control with a business development company (except the business development company itself and any person who, if it were not directly or indirectly controlled by the business development company, would not be directly or indirectly under the control of a  person who controls the business development company). For purposes of this subsection, the term "executive officer" means the president, secretary, treasurer, any vice president in charge of a principal business function, and any other person who performs similar policymaking functions.

f. Approval of proposed transactions.  Notwithstanding subsection (d) of this section, a person described in subsection (e) may engage in a proposed transaction described in subsection (d) if such proposed transaction is approved by the required majority (as defined in subsection (o)) of the directors of or general partners in the business development company on the basis that (1) the terms thereof, including the consideration to be paid or received, are reasonable and fair to the shareholders or partners of the business development company and do not involve overreaching of such company or its shareholders or partners on the part of any person concerned; (2) the proposed transaction is consistent with the interests of the shareholders or partners of the business development company and is consistent with the policy of such company as recited in filings made by such company with the Commission under the Securities Act of 1933, its registration statement and reports filed under the Securities Exchange Act of 1934, and its reports to shareholders or partners; and (3) the directors or general partners record in their minutes and preserve in their records, for such periods as if such records were required to be  maintained pursuant to section 31(a) [15 USCS ss.80a-30(a)], a description of such transaction, their findings, the information or materials upon which their findings were based, and the basis therefor.

g. Transactions in the ordinary course of business. Notwithstanding subsection (a) or (d), a person may, in the ordinary course of business, sell to or purchase from any company merchandise or may enter into a lessor-lessee relationship with any person and furnish the services incident thereto.

h. Inquiry procedures. The directors of or general partners in any business development company shall adopt, and periodically review and update as appropriate, procedures reasonably designed to ensure that reasonable inquiry is made, prior to the consummation of any transaction in which such business development company or a company controlled by such business development company proposes to participate, with respect to the possible involvement in the transaction of persons described in subsections (b) and (e) of this section.

·     The loss of protections set forth in Section 61 of the 1940 Act, which requires the following:

a. Exceptions for business development company.  Notwithstanding the exemption set forth in section 6(f) [15 USCS ss. 80a-6(f)], section 18 [15 USCS ss. 80a-18] shall apply to a business development company to the same extent as if it were a registered closed-end investment company, except as follows: (1) The asset coverage requirements of section 18(a)(1)(A) and (B)[15 USCS ss.80a-18(a)(1)(A),(B)] applicable to business development companies shall be 200 per centum.(2) Notwithstanding section 18(c) [15 USCS ss.80a-18(c)], a business development company may issue more than one class of senior security representing indebtedness. (3) Notwithstanding section 18(d) [15 USCS ss.80a-18(d)]- A. a business development company may issue warrants, options, or rights to subscribe or convert to voting securities of such company, accompanied by securities, if (i) such warrants, options, or rights expire by their terms within ten years; (ii) such warrants, options, or rights are not separately transferable unless no class of such warrants, options, or rights and the securities accompanying them has been publicly distributed; (iii) the exercise or conversion price is not less than the current market value at the date of issuance, or if no such market value  exists, the current net asset value of such voting securities; and (iv) the proposal to issue such securities is authorized by the shareholders or partners of such business development company, and such issuance is approved by the required  majority (as defined in section 57(o) [15 USCS ss. 80a-56(o)]) of the directors of or general partners in such company on the basis that such issuance is in the best interests of such company and its shareholders or partners;

b. a business development company may issue, to its directors, officers, employees, and general partners, warrants, options, and rights to purchase voting securities of such company pursuant to an executive compensation plan, if (i) (I) in the case of warrants, options, or rights issued to any officer or employee of such business development company (including any officer or employee who is also a director of such company), such securities satisfy the conditions in clauses (i), (iii), and (iv) of subparagraph (A); or (II) in the case of warrants, options, or rights issued to any director of such business development company who is not also an officer or employee of such company, or to any general partner in such company, the proposal to issue such securities satisfies the conditions in clauses (i) and (iii) of subparagraph (A) is authorized by the shareholders or partners of such company, and is approved by order of the Commission, upon application, terms of the proposal are fair and reasonable and do not involve overreaching of such company or its shareholders or partners; (ii) such securities are not transferable except for disposition by gift, will, or intestacy; (iii) no investment adviser of such business development company receives any compensation described in paragraph (1) of section 205 of title II of this Act except to the extent permitted by clause (A) or (B) of that section; and (iv) such business development company does not have a profit-sharing plan described in section 57(n) [15 USCS ss. 80a-56(n)]; and

c. a business development company may issue warrants, options, or rights to subscribe to, convert to, or purchase voting securities not accompanied by securities, if (i) such warrants, options, or rights satisfy the conditions  in  clauses  (i) and (iii) of  subparagraph (A); and (ii) the proposal to issue such warrants, options, or rights is authorized by the shareholders or partners of such business development company, and such issuance is approved by the required majority (as defined in section 57(o) [15 USCS ss. 80a-56(o)]) of the directors of or general partners in such company on the basis that such issuance is in the best interests of the company and its shareholders or partners. Notwithstanding this paragraph, the amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights at the time of issuance shall not exceed 25 per centum of the outstanding voting securities of the business development company, except that if the amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights issued to such company's directors, officers, employees, and general partners pursuant to any executive compensation plan meeting the requirements of subparagraph (B) of this paragraph would exceed 15 per centum of the outstanding voting securities of such company, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights at the time of issuance shall not exceed 20 per centum of the outstanding voting securities of such company

     d. For purposes of measuring the asset coverage requirements of section 18(a) [15 USCS ss.80a-18(a)], a senior security created by the guarantee by a business development company of indebtedness issued by another company shall be the amount of the maximum potential liability less the fair market value of the net unencumbered assets (plus the indebtedness which has been guaranteed) available in the borrowing company whose debts have been guaranteed, except that a guarantee issued by a business development company of indebtedness issued by a company which is a wholly-owned subsidiary of the business development company and is licensed as a small business investment company under the Small Business Investment Act of 1958 shall not be deemed to be a senior security of such business development company for purposes of section 18(a) [15 USCS ss.80a-18(a)] if the amount of the indebtedness at the time of its issuance by the borrowing company is itself taken fully into account as a liability by such business development company, as if it were issued by such business development company, in determining whether such business development company, at that time, satisfies the asset coverage requirements of section 18(a) [15 USCS ss. 80a-18(a)].

d. Compliance.  A business development company shall comply with the provisions of this section at the time it becomes subject to sections 55 through 65 [15 USCS ss.80a-54-80a-64], as if it were issuing a security of each class which it has outstanding at such time.

·     Loss of the protections set forth in Section 63 of the 1940 Act, which requires the following:

Notwithstanding the exemption set forth in section 6(f) [15 USCS ss.80a-6(f)], section 23 [15 USCS ss.80a-23] shall apply to a business development company to the same extent as if  it were a registered closed-end investment company, except as follows:

1. The prohibitions of section 23(a)(2) [15 USCS ss.80a-23(a)(2)] shall not apply to any company which (A) is a wholly-owned subsidiary of, or directly or indirectly controlled by, a business development company, and (B) immediately after the issuance of any of its securities for property other than cash or securities,  will not be an investment company within the meaning of section 3(a) [15 USCS ss.80a-3(a)].

2. Notwithstanding the provisions of section 23(b) [15 USCS ss.80a-23(b)], a business development company may sell any common stock of which it is the issuer at a price below the current net asset value of such stock, and may sell warrants, options, or rights to acquire any such common stock at a price below the current net asset value of such stock, if (A) the holders of a majority of such business development company's outstanding voting securities, and the holders of a majority of such company's outstanding voting securities that are not affiliated persons of such company, approved such company's policy and practice of making such sales of securities at the last annual meeting of shareholders or partners within one year immediately prior to any such sale, except that the shareholder approval requirements of this subparagraph shall not apply to the initial public offering by a business development company of its securities; (B) a required majority (as defined in section 57(o) [15 USCS ss.80a-56(o)]) of the directors of or general partners in such business  development  company have determined that any such sale would be in the best interests of such company and its shareholders or partners; and (C) a required majority (as defined in section 57(o) [15 USCS ss.80a-56(o)]) of the directors of or general partners in such business development company, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of such company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any distributing commission or discount.

3. A business development company may sell any common stock of which it is the issuer at a price below the current net asset value of such stock upon the exercise of any warrant, option, or right issued in accordance with section 61(a)(3) [15 USCS ss.80a-60(a)(3)].”

RETENTION OF BDC REQUIREMENTS

The Company currently intends to retain the current composition of its Board of Directors, which consists of a majority of independent directors; however, there can be no assurance that in the future a majority of the Company’s directors will be independent after the effective date of the BDC Withdrawal.  Further, the Company will retain its existing Investment Policy, Valuation Policy and Code of Ethics, but retains the right to amend or repeal each such policy in the future if the best interests of the Company and its stockholders will be served by any such actions.  The Company’s existing fidelity insurance policy will be continued after the effective date of the BDC Withdrawal at the discretion of the Board of Directors.

PURPOSE OF THE PROPOSAL; NEED FOR STOCKHOLDER APPROVAL

     Section 58 of the Investment Company Act of 1940 provides that a BDC may not deregister as a BDC unless it is authorized to do so by a majority of its issued and outstanding voting securities.

EFFECTIVE DATE OF THE BDC WITHDRAWAL

         The BDC Withdrawal will be effective upon the date it is filed with the Securities and Exchange Commission, which filing is expected to take place approximately 20 days after this Information Statement is mailed to shareholders. However, the exact timing of the filing of the BDC Withdrawal will be determined by the Board based upon its evaluation as to when such action will be most advantageous to the Company and its shareholders, and the Board reserves the right to delay filing the BDC withdrawal for up to forty-five (45) days following shareholder approval thereof. In addition, the Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the BDC Withdrawal if, at any time prior to such filing, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and its shareholders.

                      EQUITY COMPENSATION PLAN INFORMATION

         The Company maintains no equity compensation plans as of September 30, 2006.

                                        CITY CAPITAL CORPORATION

                                        On behalf of the Board of Directors

                                        /s/ Gary Borglund

                                        ------------------------------------

                                        Gary Borglund

November 15, 2006